Exhibit 10.7
Loan Agreement
(English Translation)

Lender: Daykeen Group Limited
Borrower: Top Time International Limited

In connection with loans, the Parties hereby agree as follows:

1. The Borrower need to pay $54.82 million transfer price to buy 90% of the shares of Chongqing JiuZhou Dismutase Biology Technology Co., LTD.
2. The Lender agrees to loan $54.82 million to the Borrower.
3. The Lender can pay the above-mentioned amount directly to the transferor of the shares of Chongqing JiuZhou Dismutase Biology Technology Co., LTD.
4. The loan period is no longer than three months.

The Lender: Daykeen Group Limited
The Borrower: Top Time International Limited

Date: December 22, 2006